Exhibit 99.1

AITX's RAD and Immix Announce Integration of RAD Devices into Immix Platform

Initial Release Supports ROSA™ and RIO™, with Expanded Device Support Planned

Detroit, Michigan - March 23, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITXD), today announced that its subsidiary, Robotic Assistance Devices, Inc. (RAD), is introducing an integration of its hardware devices with the Immix® platform, providing early access to combined capabilities across remote monitoring and security environments.

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AITX
Artificial Intelligence Technology Solutions Inc.
ROBOTIC ASSISTANCE DEVICES
an AITX company
immix
Now Inside the Monitoring Stack

Artist's depiction of RAD autonomous security devices integrated within the Immix monitoring platform, illustrating real-time visibility and coordinated response across multiple deployment environments.

The initial release, currently available for beta testing, supports select RAD devices, including ROSA™ and RIO™, enabling Immix users to begin incorporating RAD solutions into their existing workflows. Support for additional devices, including AVA™ and TOM™, is planned for future phases.

Through this integration, Immix users can access key RAD functionality, with simplified device onboarding and configuration, live video, alarm events, post-alarm recording, and device controls, directly within the Immix platform, creating a more connected operational experience.

While certain capabilities, including advanced interaction features and reporting, continue to be delivered in parallel through RAD's platform, the integration establishes a foundation for more unified workflows between monitoring, response, and device-level automation.

"This integration reflects ongoing collaboration between Immix and RAD to support growing demand for AI-driven solutions within professional monitoring environments," said Chris Brown, CEO of Immix. "Our focus is on enabling customers to adopt these technologies within their existing workflows, while continuing to evolve the level of integration over time."

Demand for RAD solutions, particularly RIO and ROSA, has grown among central stations and monitoring providers seeking to incorporate automation and AI-driven response into their Immix-based operations.

As part of this collaboration, Immix clients deploying RAD devices will be eligible for a monthly per-device discount when operating within the Immix platform, supporting broader adoption as the integration continues to develop.

Steve Reinharz, CEO/CTO and founder of AITX and RAD, commented, "This integration is an important milestone for RAD and fulfills requests from various Immix clients. Immix is the most trusted central station platform in the industry, and enabling greater functionality of our hardware line within their product line allows customers to deploy RAD solutions with a familiar and seamless operational experience. As we continue to build on this foundation it also ensures that our analytics, SARA™ capabilities, and service model are fully accessible to Immix users."

The integration is designed to support a wide range of users, including central stations, security integrators, and enterprise customers, allowing them to incorporate RAD's AI-driven solutions without introducing entirely separate operational workflows.

AITX and RAD will continue working with Immix and its customer base to expand device support and functionality over time.

RAD invites security professionals and current and prospective channel partners to experience its full portfolio of solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/